Exhibit 4.10

Execution Version

SEVENTH AMENDMENT

TO

AMENDED, RESTATED AND CONSOLIDATED

REVOLVING CREDIT AGREEMENT

DATED AS OF MAY 21, 2020

AMONG

DIVERSIFIED GAS & OIL CORPORATION,

AS BORROWER,

THE GUARANTORS PARTY HERETO,

KEYBANK NATIONAL ASSOCIATION,

AS ADMINISTRATIVE AGENT,

AND

THE LENDERS PARTY HERETO

SEVENTH AMENDMENT TO AMENDED, RESTATED AND

CONSOLIDATED REVOLVING CREDIT AGREEMENT

This Seventh Amendment to Amended. Restated and Consolidated Revolving Credit Agreement (this “Seventh Amendment”) dated as of May 21, 2020. is among Diversified Gas & Oil Corporation. a Delaware corporation (the “Borrower”), each of the undersigned guarantors (the “Guarantors”). each Lender (as defined below) party hereto, and Key Bank National Association. as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”).

RECITALS

A.       The Borrower, the Administrative Agent and the banks and other financial institutions from time to time party thereto (together with their respective successors and assigns in such capacity. each a “Lender”) have entered into that certain Amended. Restated and Consolidated Revolving Credit Agreement dated as of December 7.2018, as amended by that certain First Amendment dated as of April I 8, 2019. that certain Second Amendment dated as of June 28, 2019, that certain Third Amendment dated as of November 13. 20 19. that certain Fourth Amendment dated as of January 9. 2020. that certain Fifth Amendment dated as of January 22. 2020 and that certain Sixth Amendment dated as of March 24. 2020 (as further amended. restated, modified or supplemented from time to time, the “Credit Agreement”).

B.       The Borrower has requested and the Lenders and the Administrative Agent have agreed to amend certain provisions of the Credit Agreement on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, to induce the Administrative Agent and the Lenders to enter into this Seventh Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration. the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section I.    Definitions. Unless otherwise defined in this Seventh Amendment. each capitalized tern, used in this Seventh Amendment has the meaning assigned to such tern, in the Credit Agreement. Unless otherwise indicated. all section references in this Seventh Amendment refer to sections of the Credit Agreement.

Section 2.   Amendments. Subject to the Satisfaction of the Conditions Precedent in Section 5 of this Seventh Amendment, the following Amendments to the Credit Agreement shall be effective:

2.1	Section 1.02. Section 1.02 is hereby amended by amending or adding the following defined terms in their entirety:

“Agreement” means this Amended. Restated and Consolidated Revolving Credit Agreement, including the Schedules and Exhibits hereto. as amended by that certain First Amendment dated as of April 18. 20 19. that certain Second Amendment dated as of June 28, 20 I 9, that certain Third Amendment dated as of November 13. 2019, that certain Fourth Amendment dated as of January 9. 2020. that certain Fifth Amendment dated as of January 22. 2020. that certain Sixth Amendment dated as of March 24. 2020, that certain Seventh Amendment dated as of May 21. 2020. and as the same may be further amended, modified. supplemented. restated, replaced or otherwise modified from time to time.

“Holdings” means DP Bluegrass Holdings LLC. a Delaware limited liability company. and an Unrestricted Subsidiary of Diversified.

“SPV I” means DGOC Holdings Sub II LLC, a Delaware limited liability company, a wholly-owned subsidiary of Holdings and an Unrestricted Subsidiary of Diversified.

“SPV II” means DP Bluegrass LLC. a Delaware limited liability company. a wholly-owned subsidiary of Holdings and an Unrestricted Subsidiary of Diversified.

2.2           Amendment to Section 9.05(k). Section 9.05(k) is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(k)          Investments in:

(i)      ABS Holdings and ABS: provided that the Borrower’s Investment in such entities at any one time does not exceed those assets allocated to ABS pursuant to that certain Statement of Division filed by Diversified with the Pennsylvania Department of State as of November 12.201 9 (without giving effect to any appreciation in the value of such Investment after the date such Investment is made):

(ii)     ABS Holdings II and ABS II; provided that the Borrower’s Investment in such entities at any one time does not exceed those assets allocated to ABS II pursuant to that certain Statement of Division filed with the Pennsylvania Department of State and effective on April 8, 2020 (without giving effect to any appreciation in the value of such Investment after the date such Investment is made);

(iii)    Holdings. SPV I and SPV II; provided that the Borrower’s Investment in such entities at any one time shall be limited to the assets described in that certain Reorganization Agreement dated as of May 26. 2020 between NYTIS Exploration Company LLC, Knox Energy. LLC. Carbon Appalachia Enterprises, LLC (f/k/a Carbon Tennessee Company. LLC). Carbon Tennessee Mining Company. LLC. DP Bluegrass LLC (f/k/a Carbon West Virginia Company. LLC). DGOC Holdings Sub II LLC, Diversified Production LLC. Diversified Midstream LLC. and Diversified Gas and Oil Corporation (the “Reorganization Agreement”) (without giving effect to any appreciation in the value of such Investment after the date such Investment is made); and

(iv)   other Unrestricted Subsidiaries, provided that the aggregate amount of all such Investments at any one time shall not exceed $ 10,000,000 (without giving effect to any appreciation in the value of such Investment after date such Investment is made).”

2.3           Amendment to Section 9.14. Section 9.14 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 9.14     Transactions with Affiliates Except for payment of Restricted Payments permitted by Section 9.04. the Borrower will not, and will not permit any other Group Member to. enter into any transaction. including any purchase, sale, lease or exchange of Property or the rendering of any service. with any Affiliate (other than between the Borrower and other Loan Parties) unless such transactions are otherwise not prohibited under this Agreement and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate and with respect to any such agreements with ABS. ABS II. SPV I and SPV II and their Affiliates, a Responsible Officer of the Borrower provides a certificate to the Administrative Agent upon entering into and on each amendment or modification of such agreement certifying to the foregoing.”

Section 3.   Waiver. The Borrower will not receive cash consideration from SPV I and SPV II in connection with the Disposition, in one or more separate transactions to SPV I and SPV IL of the assets acquired pursuant to the Reorganization Agreement (the “Transferred Assets”) related to the transactions with EQT Production Company and EQT Gathering. LLC and with Carbon Energy Corporation and Nytis Exploration (USA) Inc. described in the Reorganization Agreement (the “SPV I Transaction” and the “SPV II Transaction”, respectively, and together, the “SPV Transactions”). Section 9.11(d)(i) requires that at least 80% of the consideration for the Disposition of the Transferred Assets be cash and Section 9.11(d)(iii) requires that the consideration be at Fair Market Value. The Borrower has requested that the Majority Lenders waive. and the Majority Lenders signatory hereto hereby waive the requirements of Sections 9.11(d)(i) and (iii) that the consideration for the Disposition of the Transferred Assets to SPV I and SPV II pursuant to the SPV Transactions be at least 80% cash and at Fair Market Value.

Section 4.   Effectiveness. This Seventh Amendment shall become effective on the first date on which each of the conditions set forth in this Section 4 is satisfied (the “Seventh Amendment Effective Date”):

4.1      The Administrative Agent shall have received duly executed counterparts (in such number as may be reasonably requested by the Administrative Agent) of this Seventh Amendment from the Borrower, each Guarantor. and Lenders constituting the Majority Lenders.

4.2      The Administrative Agent shall have completed satisfactory due diligence with respect to the Transferred Assets.

4.3      The Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower certifying as to the matters set forth in Section 8.18(d) with respect to the designation of Holdings. SPV I and SPV II as Unrestricted Subsidiaries.

4.4      At the time of and immediately after giving effect to this Seventh Amendment, (a) no Default or Event of Default shall have occurred and be continuing and (b) no event or events shall have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

4.5      There shall be no material pending or threatened litigation against the Borrower or any Guarantor. except as disclosed in writing co the Administrative Agent prior to the Seventh Amendment Effective Date.

4.6      The Borrower shall have paid all amounts due and payable on or prior to the Seventh Amendment Effective Date to the extent invoiced two (2) Business Days prior to the Seventh Amendment Effective Date, including all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.

Section 5.   Additional Agreements.

5.1      SPV Transactions. In connection with the SPV Transactions. the Borrower shall:

(a)  deliver to the Administrative Agent copies of the documents to be used to complete each SPV Transaction (“SPV Documents”) at least two Business Days prior to the close of such SPV Transaction and such documents shall be in form and substance reasonably acceptable to the Administrative Agent:

(b)  on the close of each SPV Transaction deliver to the Administrative Agent a certificate from a Responsible Officer of the Borrower (i) certifying that such SPV Transaction has been completed in accordance with the applicable SPV Documents. and (ii) stating that attached thereto are true and correct copies of the originals of such SPV Documents used to complete such SPV Transaction; and

(c)  deliver to the Administrative Agent the certificate required by Section 9.14 with respect to each affiliate transaction entered into with SPV I and SPV II.

5.2      Repayment of Loans. When SPV I merges into SPV II, the Borrower agrees to repay $35.0 million under the Credit Agreement with funds received by the Borrower from Holdings. This repayment represents the funding under the Credit Agreement used by the Borrower to acquire the assets which were contributed to SPV I.

5.3      Closing of SPV Transactions. Notwithstanding anything else in this Seventh Amendment, if the SPV Transactions should fail to close before June 30. 2020, the amendments in Section 2 of this Seventh Amendment shall be null and void and of no effect whatsoever other than the amendment in Section 2.1 of the definition of “Agreement”.

Section 6.  Governing Law.   THIS SEVENTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH. THE LAWS OF THE STATE OF NEW YORK.

Section 7.  Miscellaneous. (a) On and after the Seventh Amendment Effective Date. each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each other Loan Document to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended or otherwise modified by this Seventh Amendment; (b) the execution, delivery and effectiveness of this Seventh Amendment shall not operate as a waiver of any default of the Borrower or any right. power or remedy of the Administrative Agent or the Lenders under any of the Loan Documents. nor constitute a waiver of any provision of any of the Loan Documents: (c) this Seventh Amendment may be executed in any number of counterparts. all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart; and (d) delivery of an executed counterpart of a signature page to this Seventh Amendment by electronic mail shall be effective as delivery of a manually executed counterpart of this Seventh Amendment.

Section 8.   Ratification and Affirmation; Representations and Warranties.  The Borrower and each Guarantor hereby (a) acknowledges the terms of this Seventh Amendment; (b) ratifies and affirms its obligations under. and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended or modified hereby; and (c) represents and warrants to the Lenders that as of the Seventh Amendment Effective Date. after giving effect to the terms of this Seventh Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date. in which case such representations and warranties shall be true and correct as of such specified earlier date. (ii) no Default or Event of Default has occurred and is continuing. and (iii) no event or events have occurred which individually or in the aggregate could reasonably be expected 10 have a Material Adverse Effect.

Section 9.   Limitation of Waivers. The waivers contained herein. shall not be a consent. waiver or agreement by the Administrative Agent or the Lenders of any Defaults or Events of Default. as applicable, which may exist or which may occur in the future under the Credit Agreement or an) other Loan Document (collectively. “Violations”). Similarly. nothing contained in this Seventh Amendment shall directly or indirectly in any way whatsoever: (a) impair. prejudice or otherwise adversely affect the Administrative Agent's or the Lenders' right at any time to exercise any right. privilege or remedy in connection with the Credit Agreement or any other Loan Document. as the case may be, with respect to any Violations. (b) amend or alter any provision of the Credit Agreement. the other Loan Documents. or any other contract or instrument. or (c) constitute any course of dealing or other basis for altering any obligation of the Borrower or any right. privilege or remedy of the Administrative Agent or the Lenders under the Credit Agreement. the other Loan Documents. or any other contract or instrument. as applicable. Nothing in this Seventh Amendment shall be construed to be a consent by the Administrative Agent or the Lenders to any Violations.

Section 10. Loan Document. This Seventh Amendment is a Loan Document as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.

Section 11. No Oral Agreements. THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS. INCLUDING THIS SEVENTH AMENDMENT. EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN AND AMONG THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN AND AMONG SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR. CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN AND AMONG THE PARTIES.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amendment to be executed by their officers thereunto duly authorized as of the date first above written.

BORROWER:	DIVERSIFIED GAS & OIL CORPORATION a Delaware corporation

	By:	/s/ Benjamin Sullivan
	Name:	Benjamin Sullivan
	Title:	Executive Vice President and General Counsel

GUARANTORS:	DIVERSIFIED PRODUCTION LLC
DIVERSIFIED ENERGY MARKETING, LLC
DIVERSIFIED MIDSTREAM LLC

	By:	/s/ Benjamin Sullivan
	Name:	Benjamin Sullivan
	Title:	Executive Vice President and General Counsel

Signature Page

Diversified Gas & Oil Corporation – Seventh Amendment

KEYBANK NATIONAL ASSOCIATION, as Joint Lead Arranger, Joint Bookrunner and Administrative Agent and a Lender

By:	/s/ George E. McKean
Name:	George E. McKean
Title:	Senior Vice President

Signature Page

Diversified Gas & Oil Corporation – Seventh Amendment

TRUST BANK, formally known as Branch Banking and Trust Company, as Joint Lead Arranger, Joint Bookrunner, Co-Syndication Agent, and a Lender

By:	/s/ Robert Kret
Name:	Robert Kret
Title:	VP

Signature Page

Diversified Gas & Oil Corporation – Seventh Amendment

CITIZENS BANK, N.A., as Joint Lead Arranger, Joint Bookrunner, Co-Syndication Agent and a Lender

By:	/s/ Scott Donaldson
Name:	Scott Donaldson
Title:	Senior Vice President

Signature Page

Diversified Gas & Oil Corporation – Seventh Amendment

ROYAL BANK OF CANADA, as Joint Lead Arranger, Joint Bookrunner, Co-Syndication Agent, and a Lender

By:	/s/ Royal Bank of Canada
Name:	Royal Bank of Canada
Title:

Signature Page

Diversified Gas & Oil Corporation – Seventh Amendment

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a Co-Document Agent, and a Lender

By:	/s/ Donovan C. Broussard
Donovan C. Broussard
Authorized Signatory

By:	/s/ Jacob W. Lewis
Jacob W. Lewis
Authorized Signatory

Signature Page

Diversified Gas & Oil Corporation – Seventh Amendment

DNB BANK ASA, NEW YORK BRANCH, as a Co-Documentation Agent

By:	/s/ Mita Zalavadia
Name:	Mita Zalavadia
Title:	Assistant Vice President

By:	/s/ Ahelia Singh
Name:	Ahelia Singh
Title:	Assistant Vice President

DNB CAPITAL LLC as a Lender

By:	/s/ Mita Zalavadia
Name:	Mita Zalavadia
Title:	Assistant Vice President

By:	/s/ Ahelia Singh
Name:	Ahelia Singh
Title:	Assistant Vice President

Signature Page

Diversified Gas & Oil Corporation – Seventh Amendment

THE HUNTINGTON NATIONAL BANK, as Co-Documentation Agent and a Lender

By:	/s/ STEPHEN HOFFMAN
Name:	STEPHEN HOFFMAN
Title:	MANAGING DIRECTOR

Signature Page

Diversified Gas & Oil Corporation – Seventh Amendment

ING CAPITAL LLC, as a Co-Documentation Agent and a Lender

By:	/s/ ING Capital LLC
Name:	ING Capital LLC
Title:

By:	/s/ ING Capital LLC
Name:	ING Capital LLC
Title:

Signature Page

Diversified Gas & Oil Corporation – Seventh Amendment

U.S. BANK NATIONAL ASSOCIATION, as a Co-Document Agent and a Lender

By:	/s/ Matthew A.Turner
Name:	Matthew A.Turner
Title:	Vice President

Signature Page

Diversified Gas & Oil Corporation – Seventh Amendment

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

By:	/s/ Page C. Dillehunt
Name:	Page C. Dillehunt
Title:	Managing Director

By:	/s/ Michael Willis
Name:	Michael Willis
Title:	Managing Director

Signature Page

Diversified Gas & Oil Corporation – Seventh Amendment

BBVA USA, as a Lender

By:	/s/ Julia Barnhill
Name:	Julia Barnhill
Title:	Vice President

Signature Page

Diversified Gas & Oil Corporation – Seventh Amendment

IBERIABANK, as a Lender

By:	/s/ W. Bryan Chapman
Name:	W. Bryan Chapman
Title:	Market President-Energy Lending

Signature Page

Diversified Gas & Oil Corporation – Seventh Amendment

CIT BANK, N.A., as a Lender

By:	/s/ Katya Evseev
Name:	Katya Evseev
Title:	Director

Signature Page

Diversified Gas & Oil Corporation – Seventh Amendment

FIRST HORIZON BANK, as a Lender

By:	/s/ W. David McCarver IV
Name:	W. David McCarver IV
Title:	Senior Vice President

Signature Page

Diversified Gas & Oil Corporation – Seventh Amendment

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Nupur Kumar
Name:	Nupur Kumar
Title:	Authorized Signatory

By:	/s/ Andrew Griffin
Name:	Andrew Griffin
Title:	Authorized Signatory

Signature Page

Diversified Gas & Oil Corporation – Seventh Amendment

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Jamie Minieri
Name:	Jamie Minieri
Title:	Authorized Signatory

Signature Page

Diversified Gas & Oil Corporation – Seventh Amendment

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Jake Dowden
Name:	Jake Dowden
Title:	Authorized Signatory

Signature Page

Diversified Gas & Oil Corporation – Seventh Amendment